EXHIBIT 99.1
DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Combined Financial Statements
May 1, 2005 and May 2, 2004
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
The Board of Directors
Del Monte Foods Company:
We have audited the accompanying combined balance sheets of the Soup and Infant Feeding Businesses (the Businesses) of Del Monte Foods Company (Del Monte) as of May 1, 2005 and May 2, 2004 and the related combined statements of income and cash flows for the years then ended. These combined financial statements are the responsibility of Del Monte’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Businesses’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
As more fully described in notes 1 and 2, the accompanying combined financial statements were prepared using “carve out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the parent company level of Del Monte, which related to or were incurred on behalf of the Businesses, have been identified and allocated as appropriate to reflect the financial results of the Businesses for the periods presented. These combined financial statements have been derived from the accounting records of Del Monte and reflect significant assumptions and allocations.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Businesses as of May 1, 2005 and May 2, 2004 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
San Francisco, California
January 25, 2006

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Combined Balance Sheets
May 1, 2005 and May 2, 2004
(In thousands)

	May 1,	May 2,
	2005	2004
Assets
Trade accounts receivable, net of allowance	$15,067	$19,146
Inventories	65,093	81,403
Prepaid expenses and other current assets	9,010	12,434

Total current assets	89,170	112,983

Property, plant and equipment, net	167,493	169,763
Goodwill	13,473	13,473
Other assets, net	11,263	12,134

Total assets	$281,399	$308,353

Liabilities and Parent Company’s Investment

Accounts payable and accrued expenses	$22,869	$22,905
Current portion of long-term debt	—	145

Total current liabilities	22,869	23,050

Long-term debt	3,410	3,410
Deferred tax liabilities	21,772	23,659
Other noncurrent liabilities	37,083	31,695

Total liabilities	85,134	81,814

Parent company’s investment	196,265	226,539

Total liabilities and parent company’s investment	$281,399	$308,353

See accompanying notes to combined financial statements.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Combined Statements of Income
Years ended May 1, 2005 and May 2, 2004
(In thousands)

	Fiscal year
	2005	2004
Net sales	$281,332	$273,578
Cost of products sold	227,039	213,356

Gross profit	54,293	60,222

Selling, general and administrative expense	42,330	42,329

Operating income	11,963	17,893

Interest expense	245	253

Income before income taxes	11,718	17,640

Provision for income taxes	(4,595)	(6,919)

Net income	$7,123	$10,721

See accompanying notes to combined financial statements.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Combined Statements of Cash Flows
Years ended May 1, 2005 and May 2, 2004
(In thousands)

	Fiscal year
	2005	2004
Operating activities:
Net income	$7,123	$10,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,129	11,217
Deferred taxes	(1,905)	2,960
Loss on disposal of assets	246	1,304
Stock compensation expense	156	97
Changes in operating assets and liabilities:
Trade accounts receivable, net	4,079	(1,478)
Inventories	16,310	(8,685)
Prepaid expenses and other current assets	3,439	(979)
Other assets, net	870	4,190
Accounts payable and accrued expenses	(37)	(613)
Other noncurrent liabilities	5,389	2,996

Net cash provided by operating activities	47,799	21,730

Investing activities:
Capital expenditures	(10,105)	(36,125)

Net cash used in investing activities	(10,105)	(36,125)

Financing activities:
Net parent settlements	(37,549)	14,655
Principal payments on long-term debt	(145)	(260)

Net cash provided by (used in) financing activities	(37,694)	14,395

Net change in cash and cash equivalents	—	—

Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$—	$—

See accompanying notes to combined financial statements.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
(1) Organization and Basis of Presentation
The accompanying combined financial statements include the assets and liabilities and the related operations of the U.S. Soup and Infant Feeding businesses (collectively referred to as the Businesses), which are included in the consolidated financial statements of Del Monte Foods Company (Del Monte or the Company). Del Monte and its consolidated subsidiaries is one of the country’s largest producers, distributors, and marketers of premium quality, branded, and private label food and pet products for the U.S. retail market.
Del Monte did not maintain the Businesses as separate business units, and separate financial statements historically have not been prepared. For reporting purposes, the Businesses constitute a single reportable segment as they are both included in the Company’s Consumer Products reportable segment. The combined financial statements have been derived from the historical accounting records of Del Monte and have been prepared in accordance with accounting principles generally accepted in the United States.
The Businesses include Del Monte’s Soup and Infant Feeding Businesses. Del Monte’s Soup Business is one of the country’s largest producers, distributors, and marketers of private label soup products. The Soup Business offers a broad range of private label condensed and ready-to-serve soup, private label broth, and private label gravy products to its retail customers. Del Monte’s Infant Feeding Business is the third largest producer, distributor, and marketer of baby food under the brand name Del Monte’s Nature’s Goodness. The infant feeding products include a complete product line focused on the four steps of a baby’s development from infant to toddler.
The preparation of these financial statements includes the use of “carve out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the parent company level of Del Monte, which related to or were incurred on behalf of the Businesses, have been identified and allocated as appropriate to reflect the financial results of the Businesses for the periods presented. No direct relationship existed among all of the operations which comprise the Businesses. Accordingly, Del Monte’s net investment in the Businesses (parent company’s investment) is shown in lieu of stockholder’s equity in the combined balance sheets. Only debt and interest expense specifically related to the Businesses has been included in the accompanying combined financial statements. Accordingly, these statements may not necessarily be indicative of the results of operations that would have existed or will exist in the future assuming the Businesses were operated as a separate, independent company.
The Businesses are an integrated component of the Company, which enjoy the benefit of a number of administrative and support services from the Company and its third-party contractors, participating in a number of the Company’s employee benefit plans and insurance programs, and inclusion in the Company’s income tax returns.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
On December 20, 2002, the Company acquired certain businesses of H.J. Heinz Company (Heinz). Del Monte acquired these businesses through the merger (the Merger) of its wholly owned subsidiary with and into SKF Foods Inc. (SKF), previously a wholly owned subsidiary of Heinz. Following the Merger, SKF changed its name to Del Monte Corporation. The Merger was accounted for as a reverse acquisition in which SKF was treated as the acquirer, primarily because Heinz shareholders owned a majority of Del Monte common stock upon the completion of the Merger.

The Company operates on a 52-week or 53-week fiscal year ending the Sunday closest to April 30. The Businesses have followed the Company’s fiscal year. The results of operations for fiscal 2005 and fiscal 2004 contain 52 and 53 weeks, respectively.

(2)	Significant Accounting Policies
(a)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to estimates and assumptions, include, but are not limited to, assets, liabilities and expenses allocated to the Businesses, trade promotions, inventory valuation, provisions for doubtful accounts, depreciable lives of fixed assets, stock compensation expense and assets and obligations related to retirement benefits. Actual results could differ from those estimates.

In general, it is the Company’s policy to allocate certain expenses to the Businesses, as further described below, based on budgeted net sales which approximates actual net sales for the periods presented.

The Businesses follow the accounting policies of the Company. The Company’s more significant accounting policies are described below.

(b)	Revenue Recognition

The Businesses recognize revenue from sales of products and related costs of products sold, where persuasive evidence of an arrangement exists, delivery has occurred, the seller’s price is fixed or determinable, and collectibility is reasonably assured. This generally occurs when the customer receives the product or at the time title passes to the customer. Customers do not have the right to return product unless damaged or defective. Net sales is comprised of gross sales reduced by customer returns, cash discounts, customer pick-up allowances, trade promotions, and consumer promotion costs relating to coupon redemption.

Cash discounts are accrued in the period a sale is completed based on the terms and conditions in place with each customer.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
Typically sales price includes delivery; however, customers are given an allowance if they pick up their order.

Trade promotions are accrued at the time a product is sold to the customer based on expected levels of performance.

Coupon redemption costs are accrued in the period in which the coupons are offered, based on estimates of redemption rates that are developed by management. Management estimates are based on recommendations from independent coupon redemption clearing-houses and on historical information on similar coupon programs.

The Company pays new item funding fees, which only relate to infant feeding products, to its customers in order to place new products on grocery shelves. New products include brand extensions, line extensions, and seasonal offerings. The Company capitalizes such fees as they are paid and amortizes them, as a reduction to net sales, over the estimated life of the shelf space, not to exceed twelve months. These capitalized fees are included in prepaid expenses. The Businesses recognize new item funding fees based on the actual fees paid.

The Company entered into an agency agreement with Heinz in conjunction with the Merger for distribution of infant feeding products to food service industry customers. These sales are recognized once title has passed and delivery has been made to the end customers.

(c)	Concentration of Credit Risk

One customer accounted for approximately 25% and 23% of list sales, which approximates gross sales, in fiscal 2005 and fiscal 2004, respectively. This customer accounted for approximately 25% and 29% of trade accounts receivable as of May 1, 2005 and May 2, 2004, respectively. The Businesses closely monitor the credit risk associated with its customers.

(d)	Cost of Products Sold

Cost of products sold includes direct and allocated manufacturing costs, transfer freight costs, purchasing costs, quality inspection costs conducted by factory personnel, and warehousing costs.

Fixed manufacturing costs and quality inspection costs are allocated to the Businesses based on annual budgeted volume throughput. Variable manufacturing costs are allocated based on actual volume throughput.

Transfer freight costs are allocated based on the percentage of product weight transferred between factory or co-pack locations and distribution warehouses.

Factory purchasing costs are allocated based on annual budgeted volume throughput. Purchasing costs of departments that benefit several businesses are allocated based on monthly budgeted net sales.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
Warehousing costs are based on an allocation of total warehouse operating costs to all products stored at the facility. Shared support functions include costs for purchasing, co-pack, production planning, factory management, engineering, customer service, transportation, warehousing, and manufacturing accounting.

(e)	Selling, General, and Administrative Costs

Selling, general, and administrative costs for the Businesses consist of direct costs for departments that exclusively support the businesses and allocated costs for shared support functions that provide services to all Del Monte businesses. In conjunction with the development of an annual operating plan, selling, general, and administrative departments are designated as direct or indirect; and all such department costs are allocated to individual product groups within each business unit.

Selling, general, and administrative costs for shared support functions are generally allocated to the Businesses based on their budgeted net sales as a percent of total budgeted net sales for all Del Monte businesses in a given fiscal month. Costs of shared support functions that support only certain businesses are allocated only to those businesses. Shared support functions include costs for the sales and business planning departments.

Trade freight costs include delivery costs for soup and infant feeding products. These costs are based on actual expenses incurred during transportation to the customer or distributor. Trade freight costs are included in selling, general, and administrative costs; all other logistics costs are included in cost of products sold in the accompanying combined statements of income.

All costs associated with advertising are expensed as incurred. Marketing expense, which includes advertising expense, was $8,109 and $5,676 for the years ended May 1, 2005 and May 2, 2004, respectively, and included in selling, general, and administrative expenses in the accompanying combined statements of income.

Selling, general, and administrative expenses associated with the corporate functions of Del Monte were allocated to the Soup and Infant Feeding Businesses based on their actual net sales as a percent of total actual net sales for Del Monte businesses during the fiscal year. Actual stock compensation expense for personnel who directly supported the Businesses was excluded from the corporate selling, general, and administrative expense pool that was allocated to the Businesses. Rather, such actual stock compensation expenses for personnel who directly supported the Businesses were included in selling, general, and administrative expense in the accompanying combined statements of income. Corporate functions include external financial reporting, risk management, real estate, legal, human resources, investor relations, tax, and treasury.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
(f)	Research and Development Costs

Support costs associated with research and development are generally allocated to the Businesses based on budgeted monthly net sales as a percent of total budgeted monthly net sales for all Del Monte businesses. Research and development costs were $1,807 and $2,758 for the years ended May 1, 2005 and May 2, 2004, respectively. These costs are included in selling, general, and administrative expense in the accompanying combined statements of income.

(g)	Retirement Benefits

During fiscal 2005 and 2004, the employees of the Businesses participated in the Company sponsored defined benefit pension plans and unfunded defined benefit postretirement plans.

Defined Benefit Pension Plans

Employees of the Businesses participate in the Company’s defined benefit pension plans, to which the Company makes contributions. The Company hired independent third-party actuaries to utilize statistical and other factors to anticipate future events in calculating an estimate of the expense and liabilities related to the defined benefit pension plan benefits. Periodic service expense has been allocated to the accompanying combined statements of income based on the actual cost of the Businesses’ employees. As these plans are treated as multiemployer plans in the accompanying combined financial statements, none of the Company’s pension liability has been allocated to the Businesses.

Defined Benefit Postretirement Plans

Employees of the Businesses participate in the Company’s defined benefit postretirement plans. The Company hired independent third-party actuaries to utilize statistical and other factors to anticipate future events in calculating an estimate of the expense and liabilities related to the defined benefit postretirement plan benefits for the employees of the Businesses. These actuarial reports are used by the Company to estimate the expenses and liabilities related to these plans for the Businesses. The factors utilized by the actuaries include certain key assumptions, such as the discount rate, the health care cost trend rate, withdrawal and mortality rates, and the rate of increase in compensation levels. These assumptions may differ materially from actual results due to changing market and economic conditions, higher or lower withdrawal rates, or longer or shorter mortality of participants. These differences may impact the amount of retirement benefit expense recorded by the Businesses in future periods. The Businesses measure the annual defined benefit pension plans and postretirement benefits expense and the annual postretirement benefits projected benefit obligation as of March 31 of the fiscal year. Since the postretirement benefits liability is measured on a discounted basis, the discount rate is a significant assumption. The discount rate was determined based on an analysis of interest rates for high-quality, long-term corporate debt at the measurement date. In order to appropriately match the bond maturities with expected future cash payments, the Businesses utilized differing bond portfolios to estimate the discount rates for the defined benefits pension plans and for the

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
postretirement benefits. The discount rate used to determine the postretirement benefits projected benefit obligation as of the balance sheet date is the rate in effect at the measurement date. The same rate is also used to determine the defined benefit pension plans and postretirement benefits expense for the following fiscal year. The long-term rate of return for defined benefits pension plans’ assets is based on the Company’s historical experience; the defined benefits pension plans’ investment guidelines and the Company’s expectations for long-term rates of return. The defined benefits pension plans’ investment guidelines are established based upon an evaluation of market conditions, tolerance for risk and cash requirements for benefit payments. The following table states the weighted average assumptions used to determine the projected benefit obligation and the periodic benefit cost:

	May 1, 2005		May 2, 2004
	Pension	Postretirement	Pension	Postretirement
	benefits	benefits	benefits	benefits
Assumptions used to determine the projected benefit obligation:
Discount rate used in determining the projected benefit obligation	NA	6.00%	NA	6.25%

Assumptions used to determine the periodic benefit cost:
Discount rate used in determining the periodic benefit cost	6.25%	6.25%	6.25%	6.25%

Rate of increase in compensation levels	4.94%	NA	4.94%	NA

Long-term rate of return on assets	8.75%	NA	8.97%	NA
For measurement purposes, an 11% annual rate of increase in the per capita cost of covered health care benefits was assumed for the preferred provider organization (PPO) plan and associated indemnity plans for fiscal 2005. The rate of increase is assumed to decline gradually to 5% over the next six years and remain at that level thereafter. For health maintenance organization (HMO) plans, an 11% annual rate of increase in the per capita cost of covered health care benefits was assumed for fiscal 2005. The rate of increase is assumed to decline gradually to 5% over the next six years and then remain at that level thereafter. A 6% annual rate of increase in the per capita cost of covered health care benefits was assumed for the dental and vision plans for fiscal 2005. The health care cost trend rate assumption has a significant effect on the amounts reported.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
(h)	Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects the Businesses’ best estimate of probable losses inherent in the accounts receivable balance. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

(i)	Inventories

Inventory is stated at the lower of cost or market. Cost is determined on a last-in, first-out (LIFO) basis.

Beginning in fiscal 2004, the Company began to produce a portion of its soup inventories in its Mendota, Illinois, facility, an existing LIFO-designated facility. Soup inventories are also produced in the Company’s Pittsburgh, Pennsylvania, facility, which was a first-in, first-out-designated facility. It would not be practical for the Company to value these comparable inventories under different inventory valuation methods. As a result, effective April 28, 2003, the Company changed the designation of its Pittsburgh facility to a LIFO facility and adopted the LIFO valuation method for all products produced in Pittsburgh including soup and infant feeding inventories.

The creation of the debit LIFO reserve balance at May 2, 2004 resulted from the Merger when a purchase accounting adjustment to record certain acquired inventories at fair value was made. The fair value of these inventories became the historical cost LIFO layer.

Del Monte does not maintain brand specific LIFO pools. As such, the LIFO reserve balance included in the combined balance sheets as of May 1, 2005 and May 2, 2004 has been allocated to the Businesses based on the soup and infant feeding first-in, first-out (FIFO) inventory cost as a percentage of Del Monte’s total FIFO cost of inventories on the LIFO costing method.

(j)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost and are depreciated over their estimated useful lives using the straight-line method. Maintenance and repairs are expensed as incurred. Significant expenditures that increase useful lives are capitalized. The principal estimated useful lives are: buildings and leasehold improvements – 10 to 50 years; machinery and equipment – 3 to 20 years; and computer software – 3 to 7 years. The Businesses include gains or losses on disposal of property, plant, and equipment in cost of products sold.

The Businesses capitalize software development costs for internal use in accordance with Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use. Capitalization of software development costs begins in the application development stage and ends when the asset is placed into service. The Businesses amortize such costs using the straight-line method over estimated useful lives.

Property, plant, and equipment for the Businesses are primarily located in Pittsburgh, Pennsylvania; Mendota, Illinois; and Terminal Island, California.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
A third-party individual has an agreement with the Company that grants him under certain circumstances, including a change in ownership, the first option to purchase certain parcels of land on which certain facilities of the Businesses are located. The option price is based on the fair market value, as determined by independent appraisers, on the date that the option is exercised.

(k)	Long-Lived Assets

The Company reviews long-lived assets held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation of recoverability was required, the estimated undiscounted future cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down was required. If the undiscounted cash flows are less than the carrying amount, an impairment loss is recorded to the extent that the carrying amount exceeds the fair value. If management has committed to a plan to dispose of long-lived assets, the assets to be disposed of are reported at the lower of carrying amount or fair value less estimated costs to sell.

(l)	Parent Company’s Investment

Parent company’s investment represents the original investment by Del Monte plus accumulated net income or loss and intercompany accounts. As Del Monte performs the treasury function for the Businesses, including the sweeping of all available cash and the funding of cash as necessary, these transactions are shown as “net parent settlements” in the accompanying combined statements of cash flows.

(m)	Comprehensive Income

The Businesses’ comprehensive income equals net income for the years ended May 1, 2005 and May 2, 2004.

(n)	Environmental Remediation

The Businesses accrue for losses associated with environmental remediation obligations when such losses are probable and the amounts of such losses are reasonably estimable.

(o)	Goodwill

Goodwill has been allocated to the Businesses based on the relative estimated fair value of the Businesses as compared to the estimated fair value of the operating segment of which they are a component. In accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142), the Company does not amortize goodwill, but instead tests for impairment at least annually. The Company has designated the first day of the fourth fiscal quarter as the annual impairment testing date, at which time the Company obtains an independent valuation of its reporting units that have goodwill assigned to them. No impairment losses relating to goodwill have been identified.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
When conducting the annual impairment test for goodwill, the Company compares the fair value of a reporting unit containing goodwill to its carrying value. The Company has defined its reporting units as its operating segments. The Soup business is included in the Company’s Private Label Soup operating segment. The Infant Feeding business is included in the Company’s Del Monte Brands operating segment. Both of these operating segments are included in the Company’s Consumer Products reportable segment. The estimated fair value is computed using two approaches: the income approach, which is the present value of expected cash flows, discounted at a risk-adjusted weighted average cost of capital; and the market approach, which is based on using market multiples of companies in similar lines of business. If the fair value of the reporting unit is determined to be more than its carrying value, no goodwill impairment is recognized.

If the fair value of the reporting unit is determined to be less than its carrying value, actual goodwill impairment, if any, is computed using a second test. The second test requires the fair value of the reporting unit to be allocated to all the assets and liabilities of the reporting unit as if the reporting unit had been acquired in a business combination at the date of the impairment test. The excess of the fair value of the reporting unit over the fair value of assets less liabilities is the implied value of goodwill and is used to determine the amount of impairment.

(p)	Stock-Based Compensation

During fiscal years prior to 2004, the Businesses accounted for employee stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. This method measures expense as the amount by which the market price of the stock exceeds the exercise price on the date of grant.

Effective at the beginning of fiscal 2004, the Company adopted the fair value recognition provisions of FASB Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), to account for its stock-based compensation. The Company elected the prospective method of transition as permitted by FASB Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure (SFAS 148). Effective April 28, 2003, future employee stock option grants and other stock-based compensation are expensed over the vesting period, based on the fair value at the time the stock-based compensation is granted.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
In accordance with SFAS 123 and SFAS 148, the following table presents pro forma information for the years ended May 1, 2005 and May 2, 2004 regarding net income as if the Businesses had accounted for all of its employee stock options under the fair value method of SFAS 123:

	Fiscal year
	2005	2004
Net income, as reported	$7,123	$10,721
Add stock-based employee compensation expense included in reported net income, net of tax	95	59
Deduct total stock-based employee compensation expense determined under the fair value based method for all awards, net of tax	132	99

Pro forma net income	$7,086	$10,681

The fair value of stock options is estimated at the date of grant using a Black-Scholes option-pricing model. The following table presents the weighted average assumptions for the years ended May 1, 2005 and May 2, 2004:

	Fiscal year
	2005	2004
Dividend yield	—%	—%
Expected volatility	32.0%	34.8%
Risk-free interest rate	3.6%	3.7%
Expected life (in years)	7.0	7.0
(q)	Retained Insurance Liability

The Company obtained an independent actuarial valuation, of its retained insurance exposure for the employees of the Businesses based on historical information and projected costs to resolve claims.

(r)	Fair Value of Financial Instruments

The carrying amount of certain of the Businesses’ financial instruments, including accounts receivable, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

(s)	Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Businesses are not a separate tax-paying entity but are included in Del Monte’s consolidated income tax returns. Tax expense and deferred tax assets and liabilities for fiscal 2005 and fiscal 2004 were calculated as if the Businesses were a separate tax-paying entity.

(t)	Recently Issued Accounting Standards

In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 (SFAS 151). This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. The Businesses’ adoption of SFAS No. 151 is not expected to have a material impact on the Businesses’ combined financial statements.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R), which replaces SFAS 123. The accounting required by SFAS 123R is similar to that of SFAS 123; however, the choice between recognizing the fair value of stock options in the income statement or disclosing the pro forma income statement effect of the fair value of stock options in the notes to the financial statements allowed under SFAS 123 has been eliminated in SFAS 123R. SFAS 123R is effective for all fiscal years beginning after June 15, 2005, and early adoption is permitted. Management intends to use the modified prospective transition method to adopt SFAS 123R beginning in fiscal 2007 and expects that the implementation of SFAS 123R will increase the Businesses’ stock-based compensation expense in fiscal 2007.

In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (FIN 47). FIN 47 clarifies the term “conditional asset retirement obligation” as used in Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. Conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The Businesses do not expect that the adoption of FIN 47 will have a material effect on the Businesses’ combined financial statements.

SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
(3)	Supplemental Financial Statement Information

	May 1,	May 2,
	2005	2004
Trade accounts receivable:
Trade	$15,091	$19,531
Allowance for doubtful accounts	(24)	(385)

Trade accounts receivable, net	$15,067	$19,146

Inventories:
Finished products	$46,173	$58,366
Raw materials and in-process material	10,687	13,001
Packaging material and other	3,940	4,627
LIFO Reserve	4,293	5,409

Total inventories	$65,093	$81,403

Property, plant and equipment:
Land	$2,680	$2,680
Buildings and leasehold improvements	89,706	89,300
Machinery and equipment	165,708	154,422
Construction in progress	2,739	4,789

	260,833	251,191

Accumulated depreciation	(93,340)	(81,428)

Property, plant and equipment, net	$167,493	$169,763

Accounts payable and accrued expenses:
Accounts payable – trade	$8,318	$6,964
Marketing and advertising	5,615	6,532
Payroll and employee benefits	5,783	6,049
Other current liabilities	3,153	3,360

Accounts payable and accrued expenses	$22,869	$22,905

Other noncurrent liabilities:
Accrued postretirement benefits	$33,063	$26,885
Other noncurrent liabilities	4,020	4,810

Other noncurrent liabilities	$37,083	$31,695

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)

	Fiscal year
	2005	2004
Allowance for doubtful accounts rollforward:
Allowance for doubtful accounts at beginning of year	$(385)	$(494)
Deductions:
Write-offs or reversals	361	109

Allowance for doubtful accounts at end of year	$(24)	$(385)

(4)	Debt

On December 15, 2001, Urban Redevelopment Authority of Pittsburgh (URA) issued $3,970 of redevelopment bonds pursuant to a Tax Increment Financing Plan (the TIF Plan) to assist the Company with certain aspects of the development and construction of the Company’s Pittsburgh, Pennsylvania, facilities. Under the terms of the agreement between the Company, the URA, and the TIF Plan, the URA made available up to the proceeds of the bonds, after paying the cost of the issuance, funding for the costs of the development and construction. The Company has agreed to make certain payments with respect to the principal amount of the URA’s redevelopment bonds through May 2019. The agreement is transferable to the purchaser of any of the facilities associated with the agreement. The Company has made cumulative principal payments of $560 as of May 1, 2005. Interest accrues at an annual rate of 6.61% through November 1, 2011; increases to 6.71% through November 1, 2013; and increases to 7.16% through May 1, 2019. At May 1, 2005, scheduled payments under the agreement are as follows:

2006	$—
2007	150
2008	165
2009	360
2010	200
Thereafter	2,535
The Businesses made cash interest payments of $245 and $253 during fiscal 2005 and fiscal 2004, respectively.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
(5)	Retirement Benefits

The employees of the Businesses participate in various employee benefit plans, including defined benefit pension, defined contribution, and unfunded defined benefit postretirement plans, all of which are sponsored by Del Monte. Net periodic benefit cost for defined benefit pension plan benefits for personnel who directly supported the Businesses of $1,218 and $2,110 was recognized as cost of products sold in the accompanying combined statements of income of the Businesses for the years ended May 1, 2005 and May 2, 2004, respectively. Net periodic postretirement benefit cost for personnel who directly supported the Businesses of $5,444 and $3,578 was recognized as cost of products sold in the accompanying combined income statements of the Businesses for the years ended May 1, 2005 and May 2, 2004, respectively.

Benefits costs, including costs related to the retirement benefits of salaried employees who do not directly support the Businesses, were allocated to selling, general and administrative expense in the accompanying combined income statements of the Businesses for the years ended May 1, 2005 and May 2, 2004 at a rate of 26.5% and 37.5% of total compensation, respectively.

Employees of the Businesses participate in multi-employer defined benefit pension plans, to which the Company makes contributions. The Company was not required to make contributions to these plans in fiscal 2005 or fiscal 2004; as such the Company did not make contributions to these plans in fiscal 2005 and fiscal 2004.

The details of the accrued postretirement benefit obligation, which provides certain medical, dental, and life insurance benefits to eligible salaried and hourly employees of the Businesses, are as follows:

	May 1,	May 2,
	2005	2004
Accumulated postretirement benefit obligation	$37,382	$42,325
Unrecognized net loss	(2,900)	(14,200)

Accrued postretirement benefit obligation	$34,482	$28,125

The projected future benefit payments for the postretirement benefits are as follows:

2006	$984
2007	1,364
2008	1,793
2009	2,255
2010	2,738
2011-2015	19,183

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
During fiscal years 2005 and 2004, certain employees of the Businesses were eligible to participate in Del Monte’s defined contribution plan. Company contributions to these defined contribution plans are based on employee contributions and compensation. Company contributions under these plans were approximately $680 and $390 for employees of the Businesses for fiscal 2005 and fiscal 2004, respectively.

(6)	Lease Receivable and Deferred Gain

On January 22, 1997, Heinz entered into an agreement with the Allegheny Development Corporation (ADC) to lease an energy facility to ADC, including a license to use real property, certain equipment, and assets associated with the facility. The Company assumed the agreement as of the date of the Merger. The energy facility produces energy in the form of steam, electricity, and compressed air and is located onsite at the Company’s Pittsburgh, Pennsylvania, facility. The Company has accounted for this agreement as a financing-type lease. The initial lease receivable was $15,852 of which $11,763 and $12,263 was outstanding as of May 1, 2005 and May 2, 2004, respectively. The initial deferred gain recorded was $7,509 of which $3,420 and $3,920 was unamortized as of May 1, 2005 and May 2, 2004, respectively. Deferred gain is recognized on a straight-line basis over the life of the lease and is included as a reduction of costs of products sold in the accompanying combined statements of income. The Company receives annual lease payments of approximately $500 over the 15-year term of the lease. The lease expires in March 2012. At the end of the lease, the Company will receive a final payment of $8,343 in addition to the other monthly lease payments due in fiscal 2012. In the event that Del Monte sells the facility, the lease is transferable to the buyer.

Payments on the lease receivable are expected to be received as follows:

2006	$500
2007	500
2008	500
2009	500
2010	500
2011	500
2012	8,763

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
(7)	Provision for Income Taxes

The provision for income taxes consists of the following:

	Fiscal year
	2005	2004
Income before income taxes:
U.S. federal	$11,718	$17,640

Income tax provision:
Current:
U.S. federal	$5,423	$3,303
State	1,077	656

Total current	6,500	3,959

Deferred:
U.S. federal	(1,588)	2,470
State	(317)	490

Total deferred	(1,905)	2,960

	$4,595	$6,919

Significant components of the Businesses’ deferred tax assets and liabilities are as follows:

	May 1,	May 2,
	2005	2004
Deferred tax assets:
Post employment benefits	$13,526	$11,032
Other	1,582	1,768

Total deferred tax assets	15,108	12,800

Deferred tax liabilities:
Depreciation/amortization	35,163	34,759

Net deferred tax liabilities	$(20,055)	$(21,959)

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
The differences between the actual provision for income taxes and the expected provision for income taxes computed at the statutory U.S. federal income tax rate is explained as follows:

	Fiscal year
	2005	2004
Expected income taxes computed at the statutory U.S. federal income tax rate	$4,101	$6,174
State taxes, net of federal benefit	494	745

Actual provision for income taxes	$4,595	$6,919

The Company made income tax payments on behalf of the Businesses of $6,500 and $3,959 for the years ended May 1, 2005 and May 2, 2004, respectively.

(8)	Employee Stock Plans

Stock Option Incentive Plans

On August 4, 1997, the Company adopted the 1997 Stock Incentive Plan (amended November 4, 1997 and October 14, 1999) (the 1997 Plan), which allowed the Company to grant options to certain key employees. The plan allowed the grant of options to purchase up to 1,821,181 shares of Del Monte’s common stock. Options could be granted as incentive stock options or as nonqualified options for purposes of the Internal Revenue Code. The term of any option may not be more than ten years from the date of its grant. Options generally vest over four or five years.

The Del Monte Foods Company 1998 Stock Incentive Plan (the 1998 Plan) was initially adopted by the Board of Directors on April 24, 1998, modified by the Board on September 23, 1998 and approved by the stockholders on October 28, 1998. Under the 1998 Plan, grants of incentive and nonqualified stock options (Options), stock appreciation rights (SARs) and stock bonuses (together with Options and SARs, 1998 Incentive Awards) representing up to 6,065,687 shares of Del Monte common stock were reserved to be issued to certain employees, nonemployee directors and consultants of Del Monte. The term of any Option or SAR may not be more than ten years from the date of its grant. Options generally vest over four or five years.

The Del Monte Foods Company 2002 Stock Incentive Plan (the 2002 Plan) was adopted by the Board of Directors on October 11, 2002 and approved by the stockholders on December 19, 2002, effective December 20, 2002. The 2002 Plan allows for grants of incentive and nonqualified stock options, stock appreciation rights, stock bonuses and other stock-based compensation, including performance units or shares (together with Options, SARs and stock bonuses, Incentive Awards). Shares authorized for grant are 15,400,000 shares of common stock plus shares of common stock remaining under any prior plans of the Company, including without limitation any shares of common stock represented by awards granted under any prior plans of the Company which are forfeited, expire or are cancelled without the delivery of shares of common stock or which result in the forfeiture of shares of common stock back to the Company. The term of any Option or SAR may not be more than ten years from the date of its

\

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
grant. Subject to certain limitations, the Compensation Committee of the Board has authority to grant Incentive Awards under the 2002 Plan and to set the terms of any Incentive Awards. Grants may be made to certain employees, nonemployees directors and independent contractors of the Company. Options generally vest over four years. Restricted stock units generally vest over three years; however, certain performance accelerated restricted stock units granted in fiscal 2004 vest at the end of fiscal 2008, subject to earlier vesting at the end of fiscal 2006 or fiscal 2007 if certain targets are met.

Under the Merger agreement, the Company assumed the obligation to provide Del Monte restricted stock units (RSUs) as a replacement for Heinz RSUs awarded to SKF employees. The Company is recognizing compensation expense over the remaining vesting period.

During fiscal 2005, the Company granted performance shares to employees. Performance shares vest solely in connection with the attainment, as determined by Del Monte’s Compensation Committee, of predetermined financial goals for each of fiscal 2007, fiscal 2008 and fiscal 2009.

Certain employees, upon termination of their employment with the Company, based on their employment agreements or their severance agreement, if applicable, will receive a pro-rata share of their original stock option grant. The pro-rata share will vest over the original vesting period but the only vesting requirement is the passage of time.

The Businesses recognized stock compensation expense of $156 and $97 during fiscal 2005 and fiscal 2004, respectively, for personnel who directly supported the Businesses.

(9)	Related Party Transactions

Del Monte Corporate Charges

Certain of Del Monte’s general and administrative expenses, consisting of salaries of corporate officers and staff and other Del Monte corporate overhead have been allocated to the Businesses (see note 2). In fiscal 2005 and fiscal 2004 total costs charged to the Businesses for these services were $3,902 and $2,974, respectively, and are included in selling, general and administrative expense in the combined income statements. Intercompany balances are included in parent company’s investment in the accompanying combined balance sheets.

(10)	Commitments and Contingencies

The Businesses are involved from time to time in various legal proceedings incidental to its business, including proceedings involving product liability claims, worker’s compensation and other employee claims, tort, and other general liability claims, for which the Company carries insurance, as well as trademark, copyright, patent infringement, and related litigation. The Businesses may also be subject to environmental regulations, which may require remediation at some point in the future. While it is not feasible to predict or determine the ultimate outcome of these matters, the Businesses believe that none of these matters will have a material adverse effect on the combined financial statements.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
(a)	Lease Commitments

The Businesses incur rent directly charged to the Businesses via noncancelable operating leases (direct rent). Direct rent expense for operating leases was $3,338 and $3,396 during the years ended May 1, 2005 and May 2, 2004.

Future minimum lease payments under noncancelable direct operating leases (with initial or remaining terms in excess of one year) as of May 1, 2005 are as follows:

2006	$2,101
2007	607
2008	458
2009	409
2010	123
Thereafter	132

Total	$3,830

(b)	Union Contracts

The Company has collective bargaining agreements with local unions covering approximately 91% of the full time and seasonal employees of the Businesses. Of these employees approximately 88% are covered under collective bargaining agreements that are scheduled to expire in fiscal 2006. These agreements are subject to negotiation and renewal.

(c)	Supply Agreements

The Company has long-term supply agreements with two suppliers covering the purchase of metal cans and ends. The agreement with Impress Holdings, B.V. (Impress) grants Impress the exclusive right, subject to certain specified exceptions, to supply metal ends for soup products. Total purchases under this agreement were $3,943 and $3,706 in fiscal 2005 and fiscal 2004, respectively. The Businesses expect to make minimum purchases of approximately $4,600 in fiscal 2006. The agreement includes certain minimum volume purchase requirements and guarantees a certain minimum financial return to Impress. The current term of the Impress supply agreement expires in August 2010. The agreement with Silgan Containers Corporation (Silgan) is a supply agreement for metal cans and ends used for soup products. The current terms of the Silgan agreement expires in December 2011. Total purchases under this agreement were $29,195 and $25,091 in fiscal 2005 and fiscal 2004, respectively. The Businesses expect to make minimum purchases of approximately $34,000 in fiscal 2006. The Company also has an agreement with an affiliate of Silgan pursuant to which the Silgan affiliate supplies all of the Businesses’ requirements for metal closure for glass jars for infant feeding products. Total purchases under this agreement, which expires on April 30, 2006, were $4,297 and $4,971 in fiscal 2005 and fiscal 2004, respectively. The Businesses expect to make minimum purchases of $4,300 in fiscal 2006. Pricing under the Impress agreement and Silgan agreements is adjusted to reflect changes in metal costs and annually to reflect changes in the costs of manufacturing.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes to Combined Financial Statements
May 1, 2005 and May 2, 2004
(In thousands, except share data)
The Company has a long-term supply agreement with Heinz and Owens-Illinois covering the purchase of glass jars for infant feeding products. The current term of the agreement expires in May 2006. Under this agreement, the Businesses made purchases of $10,301 and $12,080 in fiscal 2005 and fiscal 2004, respectively. The Businesses expect to make minimum purchases of approximately $9,300 in fiscal 2006.

(d)	Co-pack Commitments

The Company has entered into noncancelable agreements with co-packers in connection with the production and manufacturing of certain products of the Businesses. Purchases of $3,054 and $5,743 were made under these agreements during fiscal 2005 and fiscal 2004, respectively. At May 1, 2005, aggregate future payments under such purchase commitments are estimated to be $1,020, which will be paid in fiscal year 2006. Subsequent to May 1, 2005, these agreements automatically renewed, resulting in an increase to the aggregate future payments under these purchase commitments to $1,666, which will be paid in fiscal 2006 and fiscal 2007.

Subsequent to May 1, 2005, the Company entered into a noncancelable agreement with a co-packer in connection with the production and manufacturing of certain products of the Businesses. Aggregate future payments under this commitment are estimated to be $1,145, which will be paid in fiscal year 2006.

DEL MONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Condensed Combined Financial Statements
For the nine months ended January 29, 2006 and January 30, 2005

DELMONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Condensed Combined Balance Sheet
January 29, 2006
(In thousands)
(Unaudited)

January 29,
2006
ASSETS
Trade accounts receivable, net of allowance	$20,140
Inventories	77,814
Prepaid expenses and other current assets	8,899

TOTAL CURRENT ASSETS	106,853

Property, plant and equipment, net	160,869
Goodwill	13,473
Other assets, net	10,888

TOTAL ASSETS	$292,083

LIABILITIES AND PARENT COMPANY’S INVESTMENT

Accounts payable and accrued expenses	$23,720
Current portion of long-term debt	150

TOTAL CURRENT LIABILITIES	23,870

Long-term debt	3,260
Deferred tax liabilities	20,304
Other non-current liabilities	36,356

TOTAL LIABILITIES	83,790

PARENT COMPANY’S INVESTMENT	208,293

TOTAL LIABILITIES AND PARENT COMPANY’S INVESTMENT	$292,083

See Accompanying Notes to Condensed Combined Financial Statements.

DELMONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Condensed Combined Statements of Income
For the nine months ended January 29, 2006 and January 30, 2005
(In thousands)
(Unaudited)

	Nine months ended
	January 29,	January 30,
	2006	2005
Net sales	$232,505	$209,036
Cost of products sold	181,823	163,298

Gross profit	50,682	45,738
Selling, general and administrative expense	37,363	31,992

Operating income	13,319	13,746
Interest expense	177	183

Income before income taxes	13,142	13,563

Provision for income taxes	(5,151)	(5,317)

Net income	$7,991	$8,246

See Accompanying Notes to Condensed Combined Financial Statements.

DELMONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Condensed Combined Statements of Cash Flows
For the nine months ended January 29, 2006 and January 30, 2005
(In thousands)
(Unaudited)

	Nine months ended
	January 29,	January 30,
	2006	2005
OPERATING ACTIVITIES:
Net income	$7,991	$8,246
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	9,393	9,043
Deferred taxes	(1,468)	(1,625)
Loss on disposal of assets	—	246
Stock compensation expense	147	106
Changes in operating assets and liabilities	(17,184)	3,688

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(1,121)	19,704

INVESTING ACTIVITIES:
Capital expenditures	(2,769)	(9,974)

NET CASH USED IN INVESTING ACTIVITIES	(2,769)	(9,974)

FINANCING ACTIVITIES:
Net parent settlements	3,890	(9,730)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	3,890	(9,730)

NET CHANGE IN CASH AND CASH EQUIVALENTS	—	—
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	$—

See Accompanying Notes to Condensed Combined Financial Statements.

DELMONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes of Condensed Combined Financial Statements
For the nine months ended January 29, 2006 and January 30, 2005
(In thousands)
(Unaudited)
(1)	Organization and Basis of Presentation

The accompanying combined financial statements include the assets and liabilities and the related operations of the U.S. Soup and Infant Feeding businesses (collectively referred to as the Businesses), which are included in the consolidated financial statements of Del Monte Foods Company (Del Monte or the Company). Del Monte and its consolidated subsidiaries is one of the country’s largest producers, distributors, and marketers of premium quality, branded, and private label food and pet products for the U.S. retail market.

Del Monte did not maintain the Businesses as separate business units, and separate financial statements historically have not been prepared. For reporting purposes, the Businesses constitute a single reportable segment as they are both included in the Company’s Consumer Products reportable segment. The combined financial statements have been derived from the historical accounting records of Del Monte and have been prepared in accordance with accounting principles generally accepted in the United States.

The Businesses include Del Monte’s Soup and Infant Feeding Businesses. Del Monte’s Soup Business is one of the country’s largest producers, distributors, and marketers of private label soup products. The Soup Business offers a broad range of private label condensed and ready-to-serve soup, private label broth, and private label gravy products to its retail customers. Del Monte’s Infant Feeding Business is the third largest producer, distributor, and marketer of baby food under the brand name Del Monte’s Nature’s Goodness. The infant feeding products include a complete product line focused on the four steps of a baby’s development from infant to toddler.

The preparation of these financial statements includes the use of “carve out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the parent company level of Del Monte, which related to or were incurred on behalf of the Businesses, have been identified and allocated as appropriate to reflect the financial results of the Businesses for the periods presented. No direct relationship existed among all of the operations which comprise the Businesses. Accordingly, Del Monte’s net investment in the Businesses (parent company’s investment) is shown in lieu of stockholder’s equity in the condensed combined balance sheets. Only debt and interest expense specifically related to the Businesses has been included in the accompanying condensed combined financial statements. Accordingly, these statements may not necessarily be indicative of the results of operations that would have existed or will exist in the future assuming the Businesses were operated as a separate, independent company.

The Businesses are an integrated component of the Company, which enjoy the benefit of a number of administrative and support services from the Company and its third-party contractors, participating in a number of the Company’s employee benefit plans and insurance programs, and inclusion in the Company’s income tax returns.

The Company operates on a 52-week or 53-week fiscal year ending the Sunday closest to April 30. The Businesses have followed the Company’s fiscal year. The results of operations for the nine months ended January 29, 2006 and January 30, 2005 each reflect periods that contain 39 weeks.

DELMONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes of Condensed Combined Financial Statements
For the nine months ended January 29, 2006 and January 30, 2005
(In thousands)
(Unaudited)
The accompanying unaudited condensed combined financial statements of the Businesses as of January 29, 2006 and for the nine months ended January 29, 2006 and January 30, 2005 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles (GAAP) for annual financial statements. In the opinion of management, all adjustments consisting of normal and recurring entries considered necessary for a fair presentation of the results for the interim periods presented have been included. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. These estimates are based on information available as of the date of the unaudited condensed combined financial statements. Therefore, actual results could differ from those estimates. Furthermore, operating results for the nine months ended January 29, 2006 are not necessarily indicative of the results expected for the year ending April 30, 2006. These unaudited condensed combined financial statements should be read in conjunction with the notes to the Businesses’ combined financial statements for the year ended May 1, 2005 included elsewhere in Item 9.01 of this Form 8-K/A. All significant intercompany balances and transactions have been eliminated.

(2)	Stock-Based Compensation

During fiscal years prior to 2004, the Businesses accounted for employee stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. This method measures expense as the amount by which the market price of the stock exceeds the exercise price on the date of grant.

Effective at the beginning of fiscal 2004, the Company adopted the fair value recognition provisions of FASB Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), to account for its stock-based compensation. The Company elected the prospective method of transition as permitted by FASB Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure (SFAS 148). Effective April 28, 2003, future employee stock option grants and other stock-based compensation are expensed over the vesting period, based on the fair value at the time the stock-based compensation is granted.

DELMONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes of Condensed Combined Financial Statements
For the nine months ended January 29, 2006 and January 30, 2005
(In thousands)
(Unaudited)
In accordance with SFAS 123 and SFAS 148, the following table presents pro forma information for the nine months ended January 29, 2006 and January 30, 2005 regarding net income as if the Businesses had accounted for all of its employee stock options under the fair value method of SFAS 123:

	Nine months ended
	January 29,	January 30,
	2006	2005
Net income, as reported	$7,991	$8,246
Add: Stock-based employee compensation expense included in reported net income, net of tax	89	64
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of tax	113	93

Pro forma net income	$7,967	$8,217

(3)	Inventories

The Businesses’ inventories consist of the following:

January 29,
2006
Inventories:
Finished products	$60,620
Raw materials and in-process material	11,953
Packaging material and other	3,526
Reserve	1,715

TOTAL INVENTORIES	$77,814

(4)	Property, Plant, and Equipment

Effective, April 24, 2006, the Company terminated an agreement with a third-party individual that granted him under certain circumstances, including a change in ownership, the first option to purchase certain parcels of land on which certain facilities of the Businesses are located. In connection with the termination of this agreement, the Company paid a termination fee of $4,500, upon the closing of sale of the Businesses to TreeHouse Foods, Inc (TreeHouse) (see Note 7).

DELMONTE FOODS COMPANY
SOUP AND INFANT FEEDING BUSINESSES
Notes of Condensed Combined Financial Statements
For the nine months ended January 29, 2006 and January 30, 2005
(In thousands)
(Unaudited)
(5)	Related Party Transactions

Del Monte Corporate Charges

Certain of Del Monte’s general and administrative expenses, consisting of salaries of corporate officers and staff and other Del Monte corporate overhead have been allocated to the Businesses (see Note 2 to the Businesses’ combined financial statements for the year ended May 1, 2005 included elsewhere in Item 9.01 of this Form 8-K/A). For the nine months ended January 29, 2006 and January 30, 2005 total costs charged to the Businesses for these services were $3,144 and $2,662, respectively, and are included in selling, general and administrative expense in the condensed combined income statements. Intercompany balances are included in parent company’s investment in the accompanying condensed combined balance sheets.

(6)	Commitments and Contingencies

The Businesses are involved from time to time in various legal proceedings incidental to its business, including proceedings involving product liability claims, worker’s compensation and other employee claims, tort, and other general liability claims, for which the Company carries insurance, as well as trademark, copyright, patent infringement, and related litigation. The Businesses may also be subject to environmental regulations, which may require remediation at some point in the future. While it is not feasible to predict or determine the ultimate outcome of these matters, the Businesses believe that none of these matters will have a material adverse effect on the condensed combined financial statements.

Co-pack Commitments

Subsequent to January 29, 2006, the Company terminated its agreement with a co-packer in connection with the production and manufacturing of certain products of the Businesses. In connection with the termination, the Company was required to pay an early termination fee of $300 as well as pay certain expenses related to the removal of the Company’s fixed assets from the co-packer’s site.

(7)	Subsequent Event

On March 1, 2006, the Company entered into an Asset Purchase Agreement with TreeHouse. Pursuant to the Asset Purchase Agreement, the Company agreed to sell to TreeHouse certain real estate, equipment, machinery, inventory, raw materials, intellectual property and other assets that are primarily related to the Businesses. Under the terms of the Asset Purchase Agreement, TreeHouse will also assume certain liabilities to the extent related to the Businesses. The divestiture of the Businesses was completed on April 24, 2006. The divestiture of the Businesses includes the sale of Del Monte’s manufacturing facility and distribution center in Pittsburgh, Pennsylvania and certain manufacturing assets associated with the private label soup business located at the Mendota, Illinois facility. Upon closing, approximately 790 of Del Monte’s plant employees and approximately 120 additional Del Monte employees joined TreeHouse.